                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

                  This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Agreement") dated as of September 30, 1998 is by and between THE CREDIT STORE, INC., a Delaware corporation (the "Borrower") and COAST BUSINESS CREDIT, a division of Southern Pacific Bank, a California corporation ("Coast").

                             BACKGROUND INFORMATION

                  The Borrower and Coast are parties to a Loan and Security Agreement (the "Loan Agreement") dated as of April 30, 1998. To secure the payment of the Borrower's obligations under such agreement, the Borrower has granted Coast a security interest in and lien upon substantially all of its assets, including, without limitation, the Borrower's right, title, and interest in Receivables (including the Funding I Receivables, as defined below) and collections related thereto.

                  The Borrower and TCS Funding I, Inc., a Delaware corporation (the "Buyer"), have entered into a Receivables Purchase Agreement (the "Receivables Purchase Agreement") of even date herewith pursuant to which, from time to time, the Borrower agrees to, sell, assign, transfer, set-over, and otherwise convey to the Buyer, and the Buyer agrees to purchase from the Borrower, all of the Borrower's right, title, and interest in, to, and under the Conveyed Property, as defined in the Receivables Purchase Agreement (such Conveyed Property referred to herein as the "Funding I Receivables").

                  To finance the purchase of the Funding I Receivables, the Buyer, the Borrower, and Miller & Schroeder Investments Corporation, a Minnesota corporation (the "Lender"), have entered into a Credit and Security Agreement (the "Credit Agreement") of even date herewith pursuant to which the Lender agrees to extend a term loan to the Buyer, which loan is to be secured by, among other things, a first priority security interest in and lien upon the Funding I Receivables.

                  As a condition precedent to disbursing the term loan under the Credit Agreement, the Lender requires the due execution and delivery of this Agreement by the parties hereto. Therefore, the parties hereto wish to amend the Loan Agreement to release Coast's right, title, and/or interest in, to, or under the Funding I Receivables and to provide for certain other changes in circumstances and new arrangements among themselves.

                  ACCORDINGLY, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Loan Agreement Definitions. Terms defined in the Loan Agreement shall have the same meaning when used herein unless otherwise indicated.

                                   ARTICLE II

                                   AMENDMENTS

         2.1 Amendment to Section 1 of the Loan Agreement.

         (a) Section 1 of the Loan Agreement is hereby amended by adding the following definitions to such section:

                  "Funding I Receivables" means the "Conveyed Property" as defined in the Receivables Purchase Agreement.

                  "Future Funding I Receivables" means all of the Funding I Receivables to be transferred by the Borrower to TCS Funding I after October 1, 1998 and arising from time to time in connection with the credit card accounts listed on one or more schedules delivered to Coast pursuant to Section 4.3 below.

                  "Initial Funding I Receivables" means any of the Funding I Receivables, whether now existing or hereafter arising, to be transferred by the Borrower to TCS Funding I and associated with the credit card accounts listed on Annex F hereto.

                  "Lender" means Miller & Schroeder Investments Corporation, a Minnesota corporation.

                  "TCS Funding I" means TCS Funding I, Inc., a Delaware corporation.

                  "Receivables Purchase Agreement" means the Receivables Purchase Agreement dated as of September 30, 1998 by and between the Borrower, as seller, and TCS Funding I, as purchaser.

         (b) The definitions of "General Intangibles" and "Receivables" stated in Section 1 of the Loan Agreement are hereby amended by adding the phrase "; excluding, however, the Initial Funding I Receivables and (subject to the terms of Section 4.3 below) any Future Funding I Receivables" at the end of such definitions.

         2.2      Amendment to Section 4 of the Loan Agreement.

         (a) Section 4 of the Loan Agreement is hereby amended by adding the phrase "4.1 SECURITY INTEREST." before the words "To secure the payment and performance" in the first sentence of such section.

         (b) Section 4 of the Loan Agreement is hereby further amended by adding the phrase "; excluding, however, the Initial Funding I Receivables and (subject to the terms of Section 4.3 below) any Future Funding I Receivables," after the word "interest" in the final parenthetical clause of such section.

         (c) Section 4 of the Loan Agreement is hereby further amended by adding the following new sections to the end of such section:

                           4.2 RELEASE OF INITIAL FUNDING I RECEIVABLES. Coast
                  hereby (i) releases any and all right, title, and interest Coast may have or hereafter acquire in the Initial Funding I Receivables and (ii) consents to any sale, assignment, transfer, or conveyance of, or granting of a security interest in, the Initial Funding I Receivables by the Borrower to TCS Funding I pursuant to the terms of the Receivables Purchase Agreement. On or before the date of transfer of the Initial Funding I Receivables, Coast agrees to promptly take all further action, and to promptly execute and deliver any UCC releases, confirmatory letters, and/or any other document, reasonably required by the Borrower (at the Borrower's expense) to effect, evidence, complete, and/or confirm Coast's release of the Initial Funding I Receivables.

                           4.3 RELEASE OF FUTURE FUNDING I RECEIVABLES. Coast
                  hereby further (i) agrees to release from time to time, any and all right, title, and interest Coast may have or hereafter acquire in the Future Funding I Receivables and (ii) consents to any sale, assignment, transfer, or conveyance of, or granting of a security interest in, the Future Funding I Receivables, from time to time, by the Borrower to TCS Funding I pursuant to the terms of the Receivables Purchase Agreement, subject to each of the following conditions: (a) no Default or Event of Default shall have occurred and be continuing at the time of, and after giving effect to, such release and (b) the Borrower shall have delivered to Coast a schedule identifying the credit card accounts with which such Future Funding I Receivables are associated and a certificate to the effect that after giving effect to the release of such Future Funding I Receivables, the outstanding Loans will not exceed the Credit Limit. On or before the date of transfer of any Future Funding I Receivables, Coast agrees to promptly take all further action, and to promptly execute any UCC releases (including, without limitation, UCC releases in the form of Annex A hereto), confirmatory letters, and/or any other document, reasonably required by the Borrower (at the Borrower's expense) to effect, evidence, complete, and/or confirm Coast's release of such Future Funding I Receivables.

         2.3 Amendment to Section 8.5(c) of the Loan Agreement. Section 8.5(c) of the Loan Agreement is hereby amended by adding the phrase "and loans or capital contributions to TCS Funding I in connection with the Receivables Purchase Agreement" after the phrase "Borrower's subsidiary Sleepy Hollow Associates, Inc." in such section.

         2.4 Addition of Annex A to the Loan Agreement. The Loan Agreement is hereby Amended by adding Annex A hereto as Annex A to the Loan Agreement.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties. Each of the parties hereto represents and warrants to the other party that (a) it is duly organized and existing in good standing under the laws of its jurisdiction of organization and has full power and authority to make and deliver this Agreement, (b) the execution, delivery, and performance of this Agreement have been duly authorized by all necessary action and do not and will not violate the provisions of, or constitute a default under, any presently applicable law or its organizational documents or any agreement presently binding on it, (c) this Agreement has been duly executed and delivered by its duly authorized attorney-in-fact, officer, or member, as the case may be, and constitutes the lawful, binding, and legally enforceable agreement and obligation of such party, and (d) the authorization, execution, delivery, and performance of this Agreement do not require notification to, registration with, or consent or approval by, any federal, state, province, or local regulatory body or administrative agency.

                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 Ratification. As amended hereby, the Loan Agreement is hereby ratified, approved, and confirmed in every respect, and shall remain in full force and effect.

         4.2 Further Assurances. The parties hereto agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party to this Agreement to more fully effect the purposes of this Agreement and the amendments and modifications contained herein, including, without limitation, the execution of any financing statements or continuation statements or releases or amendments to financing statements or equivalent documents relating to the Funding I Receivables for filing under the provisions of the Uniform Commercial Code as enacted in any applicable jurisdiction or other laws of any applicable jurisdiction.

         4.3 Execution in Counterparts and by Facsimile. This Agreement may be executed in any number of counterparts (including facsimile counterparts) and by the different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

         4.4 Costs and Expenses. The Borrower agrees to pay all costs and expenses in connection with the negotiation, preparation, execution, delivery, and administration of this Agreement and any and all other documents furnished in connection with the execution and delivery of this Agreement, including reasonable attorneys' fees and expenses.

         4.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws (without regard to the conflict of laws provisions) of the State of California.




                            (Signature Page Follows)

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE CREDIT STORE, INC.


By
     ------------------------------
  Its
          -------------------------




COAST BUSINESS CREDIT,
a division of Southern Pacific Bank


By   /s/ Illegible
     ------------------------------
     Its  Vice President
          -------------------------









        (Signature Page 1 of 1 to the First Amendment to Loan Agreement)